Exhibit 99.1

FOXO TECHNOLOGIES INC. CEO SEAMUS LAGAN PROVIDES MID-YEAR UPDATE TO SHAREHOLDERS

WEST PALM BEACH, FL, July 6, 2026 (GLOBE NEWSWIRE) — FOXO Technologies Inc. (OTC: FOXOD/FOXO) (the “Company”) announces the following mid-year update to shareholders by the Company’s Chief Executive Officer Seamus Lagan.

FOXO Shareholders:

As we have reached the mid-year point of the year, I wanted to provide our shareholders with an update on achievements for the first six months of 2026 and preview our go-forward operating and growth strategy for the remainder of the year and on a longer-term basis. Our acquisitions in mid-2024 of both Myrtle Recovery Centers, Inc. and Rennova Community Health, Inc. (including its principal subsidiary, Scott County Community Hospital, Inc.) and Vector BioSource, Inc. (“Vector”) in late 2025 have led to the creation of a diverse, synergistic portfolio of healthcare-related businesses that provide both stability and future growth opportunities.

This year, we have focused on optimizing our operating entities as well as addressing several corporate-level issues which have now been resolved. In addition, we are actively considering internal growth opportunities and acquisitions that would both strengthen and expand our operations.

Corporate and Growth Outlook

From a corporate perspective, we had an active first half of the year where several legacy liabilities were addressed. More specifically:

●	Reported net revenues of approximately $5.1 million for the three months ended March 31, 2026 compared to $3.2 million for the three months ended March 31, 2025

●	Reported a lower loss from operations in the first quarter; $0.3 million loss compared to a $1.5 million loss for the prior year’s comparable quarter

●	Effected a 1:3,000 reverse stock split of our Class A common stock to improve the overall liquidity in the stock and attract institutional and other investors

●	Entered into an agreement with our former CEO, Jon Sabes, and our FOXO Labs, Inc. subsidiary to further develop the Company’s epigenetics technology. The agreement with Mr. Sabes also resolved a number of legacy issues between Mr. Sabes and the Company. The Company granted LongevityFP Technologies, LLC, (a company owned by Mr. Sabes) an exclusive, worldwide license to commercialize the Company’s epigenetics intellectual property portfolio. The Company will receive a royalty equal to 3% of net revenues derived from commercialization of the Licensed IP, subject to an aggregate cap of $1,300,000. The Company granted LongevityFP Technologies an exclusive, irrevocable ten-year option to acquire majority ownership of the subsidiary that if exercised would mean the Company retaining 40% ownership.

●	Exchanged approximately $7.8 million in stated value of our Series A Convertible Preferred Stock into non-convertible debt to reduce potential future shareholder dilution.

●	Declared a regular cash and stock dividend in connection with the Company’s Series E Preferred Stock. Our Series E Preferred Stock receives a 7.5% annual dividend, made up of 2.5% payable in cash and 5% payable in common stock. Series E Preferred Stock was issued for the acquisition of Vector Biosource, Inc. We intent to list our Series E Preferred Stock with its own trading symbol and use it for additional acquisitions or for new capital to complete acquisitions. The Series E Preferred Stock has a security interest in Foxo Acquisitions Corp. (our wholly owned acquisition subsidiary)

The Company is also considering its options to uplist our Class A common stock to NYSE American or another recognized stock exchange before the end of 2026; however, there is no certainty of an eventual up-listing at this time. The Company is in discussions with Investment Bankers to advise on the planned up-listing and to evaluate various capital raising alternatives and help finance potential acquisitions and provide working capital.

We remain optimistic in our operating subsidiaries and are looking intently at augmenting organic growth with acquisitions. Further information on our current operations is as follows.

Myrtle Recovery Centers

Since opening its doors in August 2023, Myrtle’s first location in Oneida, Tennessee has positioned itself as a leading provider of residential and medically supervised withdrawal treatment services for substance use disorders in greater Tennessee. Key aspects of the business include:

●	Recently requested state approval to expand from 30 inpatient beds to 32 inpatient beds. We expect the two additional beds to be available in July 2026.

●	Current average daily census of 27.6 (92% occupancy) compared to ADC of 7.4 for 2024 (25% occupancy)—often, the facility operates at 100% capacity

●	Patient treatment mix is approximately 80% residential treatment services and 20% medically supervised withdrawal treatment services

●	Annualized patient admissions of approximately 700 for 2026 (Q2 was 180) compared to 195 patient admissions in 2024 and 566 admissions in 2025.

●	Working with developers to launch a mobile application called “Evana” that seeks to connect Myrtle’s post-discharge patient population with Myrtle care professionals with the goal of monitoring and meeting patient after-care needs. Myrtle expects the application to provide improved patient care and satisfaction after discharge, aid in development of a strong alumni support system as well as increase the overall awareness and revenue of Myrtle.

With Myrtle’s Oneida facility consistently at near full capacity and having excess referrals, Myrtle is actively considering other locations to replicate its operating model. We believe that the current management infrastructure can oversee a number of facilities and achieve numerous cost efficiencies from a larger operation.

Rennova Community Health (including Scott County Community Hospital)

Scott County Community Hospital, known as Big South Fork Medical Center, is FOXO’s flagship acute care hospital (designated as a Critical Access Hospital) serving Scott County, Tennessee and surrounding communities. The facility offers inpatient (including swing bed) services and outpatient and emergency room services alongside a range of ancillary services such as lab, radiology, pharmacy and respiratory services. Hospital profile:

●	Projected to see approximately 400 inpatient admissions and 65 swing bed admissions in 2026 compared to 313 inpatient admissions and 37 swing bed admissions in 2025—both significant increases.

●	Projected to see approximately 6,400 ER and 3,500 outpatient visits in 2026 compared to 6,985 ER and 3,559 outpatient visits in 2025.

●	In-network with all major payors (including Medicare Advantage plans and Tennessee Medicaid managed care plans)

The hospital continues to produce approximately 80% or more of the revenue for FOXO and has delivered improved revenue and efficiency over the past number of years. The Company believes greater efficiency and profitability can be achieved by adding another one or two facilities that can benefit from shared management resources. Such additions can only be achieved if we secure adequate capital to do so.

Vector BioSource

We believe our most recent acquisition of Vector establishes FOXO as a growing player in the pharmaceutical services sector. Vector sources biospecimens (blood, urine) and sells such biospecimens to the biotechnology and pharmaceutical research sectors both in the US and abroad. Since the acquisition in late 2025, we have focused on expanding the number of strategic customers and suppliers for Vector.

We are also evaluating a significant acquisition in the space. While there can be no assurance that this transaction will be completed, if successful, we expect this acquisition to close in the second half of the year and, based on current estimates, to add in excess of $10 million of annual revenues to Vector.

To summarize, the existing business of the Company continues to deliver improved revenues and efficiencies. The Company has had limited access to new capital in 2026 to accelerate growth. It is hoped that achievements in the first half of the year and plans to up-list to a recognized stock exchange can remove this limitation and facilitate adequate capital to accelerate organic growth and acquisitions to where the Company becomes self-sustainable and delivers value for our shareholders.

Sincerely,

Seamus Lagan

Chief Executive Officer

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates four key subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

Vector BioSource, Inc. is an information, data and biospecimen sourcing provider serving the biotechnology, clinical research and pharmaceutical research industries.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements that include words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “projects,” “estimates,” “may,” “will,” “should,” “could,” or similar expressions, are forward-looking statements. These statements are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of FOXO, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful. Any offer of securities will be made only by means of a registration statement or prospectus filed with, or an applicable exemption from the registration requirements of, the Securities Act of 1933, as amended.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151